Exhibit 99.2

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. BOARD OF DIRECTORS
DECLARES QUARTERLY DIVIDEND

FRISCO, TEXAS, November 26, 2013 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) announced today that its Board of Directors declared a dividend of $0.125 per share on the Company’s common stock.  The dividend will be paid on December 16, 2013 to all stockholders of record as of the close of business on December 6, 2013.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.